                                                                    EXHIBIT 4.13


              [Form of Permanent Global Bearer Fixed Rate Security]

                                 [Form of Face]

                        Permanent Global Bearer Security



          ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.


          THIS SECURITY IS A PERMANENT GLOBAL BEARER SECURITY, [WITHOUT COUPONS,] [WITH COUPONS] EXCHANGEABLE FOR DEFINITIVE SECURITIES, [WITH COUPONS,] [WITHOUT COUPONS] IF APPLICABLE, AT THE PRINCIPAL OFFICE OF THE TRUSTEE (AS DEFINED HEREIN) IN LONDON UPON NOTICE TO THE TRUSTEE. THE RIGHTS ATTACHING TO THIS PERMANENT GLOBAL BEARER SECURITY, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE SECURITIES, ARE AS SPECIFIED HEREIN AND IN THE INDENTURE (AS DEFINED HEREIN).

          NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS PERMANENT GLOBAL BEARER SECURITY SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON EXCEPT PURSUANT TO THE PROVISIONS HEREOF.

          [If  an  Original Issue  Discount  Security,  insert--FOR PURPOSES  OF
SECTIONS 1273 AND 1275 OF THE UNITED STATES INTERNAL REVENUE CODE, THE ISSUE PRICE ("THE ISSUE PRICE") OF THIS SECURITY IS ____% OF ITS PRINCIPAL AMOUNT, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THIS SECURITY IS ____% OF ITS PRINCIPAL AMOUNT, THE ORIGINAL ISSUE DATE IS ___________, 19___, AND THE YIELD TO MATURITY IS ____%. THE METHOD USED TO DETERMINE THE YIELD IS ____________, AND THE AMOUNT OF ORIGINAL ISSUE DISCOUNT APPLICABLE TO THE SHORT ACCRUAL PERIOD OF ___________, 19___, TO ___________, 19___, IS ____% OF THE PRINCIPAL AMOUNT OF
THIS SECURITY. THE ECONOMIC YIELD COULD BE DIFFERENT FROM THE HYPOTHETICAL YIELD TO MATURITY FOR TAX PURPOSES.]

                         UNION OIL COMPANY OF CALIFORNIA

               Payment of Principal, Interest and Premium, if any,

                                  Guaranteed by

                               UNOCAL CORPORATION

              [Form of Permanent Global Bearer Fixed Rate Security]

                           [Insert Title of Security]

No:                                          Principal Amount
                                             U.S.$

Original Issuance Date:                      Stated Maturity:

Interest Rate:


          This Permanent Global Security is a permanent global security in respect of a duly authorized issuance of ___________________ (the "Securities") of Union Oil Company of California, a corporation duly organized and existing under the laws of the State of California (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to) of the Principal Amount specified above (as adjusted on Schedule A hereto, referred to herein as the "Principal Amount"), with the Original Issuance Date specified above (the "Original Issuance Date") and the Stated Maturity specified above (the "Stated Maturity") and bearing interest on said Principal Amount at the per annum Interest Rate specified above (the "Interest Rate").

          The Company, for value received, hereby promises to pay to the bearer upon surrender hereof, the Principal Amount on the Stated Maturity specified above [IF THE SECURITY IS CONVERTIBLE, EXCHANGEABLE OR REDEEMABLE, INSERT-- (unless earlier converted, exchanged or redeemed)] and to pay interest on said Principal Amount at the per annum Interest Rate specified above on each succeeding Interest Payment Date (as defined below), until payment of said principal sum has been made or made available for payment commencing
___________________ , but only, in the case of such interest due on or before maturity, upon presentation and surrender of the interest Coupons attached hereto ("Coupon") as they severally mature. Unless otherwise provided herein, such payments (including premium, if any) shall be made, subject to any laws or regulations applicable thereto and by the right of the Company (limited as provided in the Indenture hereinafter referred to) to rescind the designation of any such Paying Agent, at the main offices of __________________________________________ in _____________________________, or
at such other offices or agencies outside the United States (as defined below) as the Company may designate, or at the option of the Holder, or by United States dollar check drawn on a bank in The City of New York, or by transfer of United States dollars to an account maintained by the payee with a bank located outside the United States. No payment of principal of (including premium, if any) or interest on this Security shall be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained in the United States; PROVIDED, HOWEVER, unless otherwise provided herein, that payment of principal of (including premium, if any) and interest on this Security (including any additional amounts that may be payable as provided below) shall be made at the offices or agencies of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, if (but only if) payment in United States dollars of the full amount of such principal (including premium, if any), interest or additional amounts, as the case may be, at all offices or agencies outside the United States maintained for that purpose by the Company in accordance with the Indenture is illegal or effectively precluded by exchange controls or other similar restrictions.

          The Company shall pay to the Holder of this Security who is a United States Alien (as defined below) such additional amounts as may be necessary in order that every net payment of the principal of (and premium, if any) and interest on this Security, after deduction or other withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by the United States (as defined below) or any political subdivision or taxing authority thereof or therein, shall not be less than the amount provided for in this Security to be then due and payable; PROVIDED, HOWEVER, that the obligation to pay additional amounts will not apply to any one or more of the following:

          (a) any tax, assessment or other governmental charge that would not have been so imposed but for (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or person holding a power over, such Holder, if such Holder is an estate, a trust, a partnership, or a corporation) and the United States, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, person holding a power, member or shareholder) being or having been a citizen or resident or treated as a resident thereof, or being or having been engaged in a trade or business or present therein, or having or having had a permanent establishment therein, or (ii) such Holder's present or former status as a personal holding company, a foreign personal holding company, a controlled foreign corporation for United States tax purposes, a corporation that accumulates earnings to avoid United States Federal income tax or a tax exempt organization or private foundation;

          (b) any tax, assessment or other governmental charge imposed by reason of such Holder owning, actually or constructively, 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote or by reason of the fact such Holder is a controlled foreign corporation related to the Company through stock ownership;

          (c) any tax, assessment or other governmental charge that would not have been imposed but for the failure to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the United States or with the Company or the Guarantor of the Holder or beneficial owner of this Security, if compliance is required by statute or by regulation of the United States Treasury Department as a precondition to exemption from such tax, assessment or other governmental charge;

          (d) any estate, inheritance, gift, sales, transfer, personal property or any similar tax, assessment or governmental charge;

          (e) any tax, assessment or other governmental charge that is payable otherwise than by deduction or withholding from payments of principal of (and premium if any) or interest on this Security; or

          (f) any tax, assessment or other governmental charge that would not have been so imposed but for the presentation by the Holder of this Security for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

nor shall additional amounts be paid with respect to any payment of principal of (and premium, if any) or interest on this Security to any United States Alien who is a fiduciary or partnership or other than the sole beneficial owner of any such payment to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner been the Holder of this Security. The term "United States Alien" means any Person who, for United States Federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust or a foreign partnership one or more of the members of which is, for United States Federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust, and the term "United States" means the United States of America (including the States and the District of Columbia) and its possessions, which include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island, and Northern Mariana Islands.

          Notwithstanding the foregoing, if and so long as a certification, identification or other information reporting requirement referred to herein would be fully satisfied by payment of a backup withholding tax or similar charge, the Company may elect, by so stating in the Determination Notice (as defined on the reverse hereof), to have the provisions of this paragraph apply in lieu thereof. In such event, the Company shall pay as additional amounts such amounts as may be necessary so that every net payment made following the effective date of such requirement outside the United States by the Company or any of its Paying Agents of principal (and premium, if any) or interest due in respect of any Bearer Security or any Coupon of which the beneficial owner is a United States Alien (but without any requirement that the nationality, residence or identity, other than status as a United States Alien, of such beneficial owner be disclosed to the Company, any Paying Agent or any governmental authority, after deduction or withholding for or on account of such backup withholding tax or similar charge other than a backup withholding tax or similar charge which is (i) the result of a certification, identification or information reporting requirement described in the second parenthetical clause of the first sentence of the preceding paragraph, or (ii) imposed as a result of the fact that the Company or any of its Paying Agents has actual knowledge that the beneficial owner of such Bearer Security is within the category of Persons described in clause (a) above, or (iii) imposed as a result of presentation of such Bearer Security or Coupon for payment more than 15 days after the date on which such payment becomes due and payable or on which payment thereof is duly provided for, whichever occurs later, shall not be less than the amount provided for in such Bearer Security to be then due and payable.

          This Permanent Global Bearer Security is exchangeable in whole or from time to time in part for a definitive Security or Securities, with Coupons, if applicable, attached, of the same series and of like tenor with the same Original Issuance Date, Stated Maturity and Interest Rate and, if this Permanent Global Bearer Security is an Original Issue Discount Security, with the same Issue Price specified in the legend above, upon 30 days notice from Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euro-clear System ("Euro-clear"), or CEDEL, S.A. ("Cedel") (or such other entity performing similar functions as selected by the Company and approved by the Trustee in its reasonable discretion), at the office of the Trustee referred to on the reverse hereof in London in accordance herewith. Upon exchange of any portion of this Permanent Global Bearer Security for a definitive Security or Securities, the Trustee referred to on the reverse hereof shall endorse Schedule A of this Permanent Global Bearer Security to reflect the reduction of its Principal Amount by an amount equal to the aggregate principal amount of such definitive Security or Securities, whereupon the Principal Amount hereof shall be reduced for all purposes by the amount so exchanged and noted. Except as otherwise provided herein or in the Indenture, until exchanged in full for a definitive Security or Securities, this Permanent Global Bearer Security shall in all respects be subject to and entitled to the same benefits and conditions under the Indenture as the duly authenticated and delivered definitive Security or Securities.

          Interest, if any, payable in respect of an Interest Payment Date will be paid to each of Euro-clear and Cedel (and such other entity performing similar functions as selected by the Company and approved by the Trustee in its reasonable discretion) with respect to that portion of this Security held for its account by the Common Depositary upon certification by Euro-clear or Cedel (or such other entity performing similar functions as selected by the Company and approved by the Trustee in its reasonable discretion) as the case may be, to the Trustee, as required by the Indenture.

          This Security has been issued under and is governed by the terms of an indenture dated as of _________, 199__ (the "Indenture") among the Company, Unocal Corporation, a corporation duly organized and existing under the laws of the State of Delaware, as guarantor (the "Guarantor," which term includes any successor guarantor under the Indenture) and [IF THE SECURITY IS A SENIOR SECURITY, INSERT--Chemical Trust Company of California, a corporation duly organized and existing under the laws of the state of California] [IF THE SECURITY IS A SUBORDINATED SECURITY, INSERT--name of Subordinated Trustee], as Trustee (the "Trustee," which term includes any successor trustee under the indenture) which incorporates the Standard Multiple-Series Indenture Provisions, January 1991, of the Issuer and the Guarantor, dated as of January 2, 1991, to which

Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations or rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Securities of the terms upon which the Securities are, and are to be authenticated and delivered.

          [IF APPLICABLE, INSERT--This Security is unsecured and the indebtedness of the Company evidenced by this Security, including the principal hereof (and premium, if any) and interest hereon, is, to the extent and in the manner set forth in the Indenture, subordinate and junior in right of payment to the obligations of each of the Company and the Guarantor, respectively, to Holders of Senior Debt of the Company or the Guarantor, as the case may be, as defined in the Indenture, and each Holder of this Security or a Coupon, if any, appertaining to this Security, by accepting the same, agrees to and shall be bound by such provisions of the Indenture and all other provisions of the Indenture.]

          The provisions of this Security are continued on the reverse hereof and the provisions there set forth shall for all purposes have the same effect as though fully set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee under the Indenture, or its successor thereunder, by manual signature of one of its, or its Authenticating Agent's, authorized signatories, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          [If this Security is not interest-bearing or is denominated in a currency other than U.S. Dollars, make appropriate changes to the foregoing.]

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed in its corporate name by the manual or facsimile signature of its Chairman of the Board of Directors, its Chief Executive Officer, its President, its Chief Operating Officer, its Chief Financial Officer, one of its Vice Presidents, its Treasurer or one of its Assistant Treasurers and impressed or imprinted with its corporate seal or facsimile thereof, attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.


                                   UNION OIL COMPANY OF CALIFORNIA


                                   By
                                      ------------------------------
                                       Title:
[Seal]

Attest:

- ------------------------------
   [Assistant] Secretary

                     [FORM OF CERTIFICATE OF AUTHENTICATION]

     This is one of the Securities of the series designated herein issued under the within-mentioned Indenture.

Dated:

                                        [                                  ],
                                             As Trustee



                                        By____________________________________
                                            Authorized [Officer][Signatory]



                                [Form of Reverse]

                         [see Form of Reverse set forth
                     as part of the Form of Temporary Global
                     Fixed Rate Security except for certain
                         exchange provisions in the last
                    sentence of the first paragraph thereof]


                               [FORM OF GUARANTEE]

          FOR VALUE RECEIVED, UNOCAL CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Guarantor," which term includes any successor corporation under the Indenture (hereinafter called the "Indenture") referred to in the Security upon which this Guarantee is endorsed), hereby unconditionally guarantees to the Holders from time to time of the Securities (a) the full and prompt payment of the principal of and any premium on any Security when and as the same shall become due and payable, whether at the Stated Maturity thereof, by acceleration, redemption or otherwise and (b) the full and prompt payment of any interest on any Security when and as the same shall become due, according to the terms of such Security and the Indenture. In addition, the Guarantor hereby unconditionally agrees that upon default by the Company in the payment when due of the principal of (and premium, if any) and interest on the Securities (whether at Stated Maturity thereof, acceleration, redemption or otherwise) the Guarantor will forthwith pay the same, without further notice or demand.

          The obligations of the Guarantor hereunder shall be absolute and unconditional and shall remain in full force and effect until the entire principal of and interest and any premium on the Securities shall have been paid or provided for in accordance with the provisions of the Indenture, and such obligations shall not be affected, modified or impaired upon the happening from time to time of any event, including without limitation any of the following, whether or not with notice to, or the consent of, the Guarantor:

          (a) the waiver, surrender, compromise, settlement, release or termination of any or all of the obligations, covenants or agreements of the Company under the Indenture or the Securities [IF APPLICABLE, INSERT--or Coupons], unless the waiver, surrender, compromise, settlement, release or termination is made specifically applicable to the Guarantor;

          (b) the failure to give notice to the Guarantor of the occurrence of an Event of Default;

          (c) the waiver, compromise or release of the payment, performance or observance by the Company of any or all of its obligations, covenants or agreements contained in the Indenture, unless such waiver, compromise or release is made specifically applicable to the Guarantor;

          (d) the extension of the time for payment of any principal of (and premium, if any) or interest on any Security [IF APPLICABLE, INSERT--or Coupons] or for any other payment under the Indenture or of the time for performance of any other obligations, covenants or agreements under or arising out of the Indenture;

          (e) the modification or amendment (whether material or otherwise) of any obligation, covenant or agreement set forth in the Indenture or the Securities;

          (f) the taking or the omission of any of the actions referred to in the Indenture and any of the actions under the Securities [IF APPLICABLE, INSERT--or Coupons];

          (g) any failure, omission, delay or lack on the part of the Trustee to enforce, assert or exercise any right, power or remedy conferred on the Trustee in the Indenture, or any other act or acts on the part of the Trustee or any of the Holders from time to time of the Securities [IF APPLICABLE, INSERT-- or Coupons];

          (h) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings affecting the Guarantor, or the Company or any of the assets of any of them, or any allegation or contest of the validity of the Guarantee in any such proceeding;

          (i) to the extent permitted by law, the release or discharge by operation of law of the Company from the performance or observance of any obligation, covenant or agreement contained in the Indenture, unless the Guarantor is also so released or discharged by operation of law;

          (j) the default or failure of the Guarantor or the Trustee fully to perform any of its obligations set forth in the Indenture or the Securities [IF APPLICABLE, INSERT--or Coupons]; or

          (k) the invalidity of the Indenture or the Securities [IF APPLICABLE, INSERT--or Coupons] or any part of any thereof.

          No set-off, counterclaim, reduction, or diminution of any obligation, or any defense of any kind or nature which the Guarantor has or may have against the Trustee shall be available hereunder to the Guarantor against the Trustee to reduce the payments of the Guarantor under this Guarantee.

          This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

          All terms used in this Guarantee which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          Unless the certificate of authentication on the Security to which this Guarantee is endorsed has been executed by or on behalf of the Trustee, by the manual signature of one of its, or its Authenticating Agent's, authorized officers, this Guarantee shall not be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed.

Dated:

                                        UNOCAL CORPORATION

                                        By
                                           -------------------------------------
                                           Title:

[CORPORATE SEAL]

Attest:


- ------------------------------------
[Assistant] Secretary

                                [Form of Coupon]
                                 [Form of Face]


ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

UNION OIL COMPANY OF CALIFORNIA              Principal Amount
Guaranteed by Unocal Corporation             (U.S. $__________)
Security No.

Interest Payment Date:                       Original Issuance Date of Security:

Interest Amount:                             Stated Maturity of Security:


          This Coupon appertains to a Union Oil Company of California [name of Security] of the Principal Amount and with the Original Issuance Date and the Stated Maturity specified above (the "Security"), the number of which is set forth above.

          Unless the Security shall have been called for previous redemption and payment thereof shall have been duly provided for, on the Interest Payment Date set forth above, Union Oil Company of California (herein called the "Company") shall pay to bearer, upon surrender hereof, the Interest Amount shown above (together with any additional amounts in respect thereof that the Company may be required to pay according to the terms of said Security and the Indenture referred to therein) in the offices of the Paying Agents set out on the reverse hereof or at such other offices or agencies as otherwise provided in the Security to which this Coupon appertains, which shall be located outside the United States of America (including the States and the District of Columbia) and its possessions, which include Puerto Rico, the U.S. Virgin Islands, Guam,

                                        8
American Samoa, Wake Island, and Northern Mariana Islands (collectively the "United States") as the Company may designate from time to time, at the option of the Holder, by United States dollar check drawn on a bank in The City of New York or by transfer of United States dollars to an account maintained by the payee with a bank located outside the United States, being [one year] or [six months] or such other period as accrued interest then payable on said Security.

          This Coupon shall be governed by, and construed in accordance with, the laws of the State of New York.

          [If this Coupon is payable in a currency other than U.S. dollars, make appropriate changes to the foregoing.]

                                        UNION OIL COMPANY OF CALIFORNIA


                                        By
                                           -------------------------------------
                                             Title:



                                [Form of Reverse]
                       [Identify Trustee and Paying Agent]

                                   SCHEDULE A
                         INTEREST PAYMENTS AND EXCHANGES
                            FOR PERMANENT SECURITIES


     The following exchanges of a part of this Permanent Global Bearer Security for one or more Permanent Securities and the following payments of interest in respect of this Permanent Global Bearer Security have been made:

   Date of                   Principal      Outstanding       Notation Made
 Exchange or     Interest     Amount           After            by or on
   Payment         Paid      Exchange        Exchange        Behalf of Trustee
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                                       10